UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019 (May 15, 2019)

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 15, 2019, Chanticleer Holdings, Inc., a Delaware corporation, entered into amendments to certain warrants issued May 8, 2018 to holders, Larry Steven Spitcaufsky TTEE Larry S Spitcaufsky Family Trust U/A DTD 08/23/1995 (the “Trust”) and Larry Steven Spitcaufsky Charles Schwab & Co Inc Cust Roth Contributory IRA (the “IRA”), increasing each holder’s beneficial ownership limitation from 4.99% to 19.99%. The Trust and the IRA (with its affiliates and any other persons acting as a group together with the holder or its affiliates) may acquire up to 30,000 shares of common stock and 40,000 shares of common stock, respectively, at $4.50 per share, exercisable commencing on November 8, 2018. The beneficial ownership limitation is calculated based on the number of shares of common stock outstanding immediately after giving effect to the issuance of shares issuable upon exercise of the warrant.

The foregoing descriptions of the amendments in Item 8.01 do not purport to be complete and are qualified in their entirety by reference to the full text of such amendments, which are filed as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Amendment to Warrant dated May 15, 2019 by and between Chanticleer Holdings, Inc. and Larry Steven Spitcaufsky TTEE Larry S Spitcaufsky Family Trust U/A DTD 08/23/1995

4.2	Amendment to Warrant dated May 15, 2019 by and between Chanticleer Holdings, Inc. and Larry Steven Spitcaufsky Charles Schwab & Co Inc Cust Roth Contributory IRA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc.,
a Delaware corporation
(Registrant)

Date: May 17, 2019	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer